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                                                                  EXHIBIT 10.12


                                PROMISSORY NOTE


$4,000                                                  DATE:      May 26, 1997


          FOR VALUE RECEIVED, PHYTOTECH, INC., a New Jersey corporation, (the "Maker"), hereby promises to pay to the order of Burt and Carolyn Ensley (the "Holder"), residing at 7 Colts Neck Drive, Newtown, PA 18940, in lawful money of the United States of America, the principal sum of Four Thousand Dollars ($4,000.00), with simple interest on the unpaid balance accruing from and after the date hereof at the rate of ten percent (10%) for the period from the date hereof to and including the date next preceding the date of payment.

          Prepayment of all or any part of the principal of this Note may be made at any time without premium or penalty.

          This Note, at the option of the Holder, shall become immediately due and payable without notice or demand upon the earlier to occur of (i) seven (7) days next following receipt of the proceeds of an initial public offering of the capital stock of the Maker or (ii) June 30, 1997.

          The Maker hereby waivers presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the
delivery,      acceptance, performance, default or enforcement of the Note.

          In the event the Holder shall institute an action for the enforcement of collection of the moneys due on this Note, there shall be immediately due from the Maker, in additon to the unpaid principal and itnerest, all costs and expenses of such action, including reasonable attorneys' fees.

          This Note shall be construed and governed by the laws of the State of New Jersey.

          Whenever used, "Maker" and "Holder" shall be deemed to include the respective heirs, personal representatives, successors, and assigns of Maker and Holder.

          IN WITNESS WHEREOF, the Maker has caused this Note to be properly executed by its proper corporate officers, and has affixed its corporate seal as of the date and year first above written.

ATTEST:                           PHYTOTECH, INC.



Ilya Raskin                       By: Burt D. Ensley
-----------------------------         -------------------------------
Secretary                             President and C.E.O.